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                                    AGREEMENT

         THIS AGREEMENT, entered into as of the 1st day of May, 1994, by and between MELEA LIMITED, the licensor, whose address is:

                         PO Box 239
                         Suites 2 & 3 Gibralter Heights
                         215 Main Street
                         Gibralter

hereinafter referred to as "MELEA" and AB PLASTICS CORPORATION, the licensee, whose address is:

                         15730 South Figueroa Street
                         Gardena, CA 90248

hereinafter referred to as the "COMPANY".
         WHEREAS, MELEA owns the entire right, title and interest in and to United States Patent No. 4,101,617 and other Patents and Patent Applications in the United States and other foreign countries listed in Schedule A attached;
         WHEREAS, MELEA is the owner of proprietary technology relating to gas-assisted plastic injection molding, hereinafter called GAIN TECHNOLOGY and is authorized to grant a license under Patents and Patent Applications covering, and know-how related to, gas-assisted plastic injection molding processes and equipment;
         WHEREAS, the COMPANY desires to enter the field of manufacturing products with this technology and is interested in the GAIN TECHNOLOGY for this purpose; and
         WHEREAS, the COMPANY is desirous of obtaining from MELEA a nonexclusive license to use GAIN TECHNOLOGY in the manufacture of plastic products.
         NOW, THEREFORE, the parties agree as follows:


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                            ARTICLE I -- DEFINITIONS

A.       LICENSED PATENTS
         The term "LICENSED PATENTS n shall refer to the United States Patents and Patent Applications, and their foreign counterparts, identified in Schedule A and to further acquired patents of MELEA which MELEA may add to Schedule A from time to time.
B.       KNOW-HOW
         The term "KNOW-HOW" means any information furnished by MELEA to the COMPANY hereunder pertaining to gas-assisted plastic injection molding, which includes, but is not limited to, that information described in Schedule B.
C.       LICENSED FACILITY
         The term "LICENSED FACILITY" shall mean the molding facility
(or facilities), as identified in Schedule C, which is the only facility (facilities) at which the COMPANY is authorized to use
GAIN TECHNOLOGY.
D.       GAIN TECHNOLOGY
         The term "GAIN TECHNOLOGY" shall refer to MELEA's proprietary technology related to gas-assisted plastic injection molding as identified by the LICENSED PATENTS and KNOW-HOW partially listed in Schedules A and B.
E.       PRODUCTS
         The term "PRODUCTS" shall refer to articles produced using GAIN TECHNOLOGY.


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                              ARTICLE II -- LICENSE

A.       GRANT
         MELEA grants to the COMPANY the nonexclusive license (with no right to sub-license), to manufacture (except in Japan), use and/or sell PRODUCTS produced at the LICENSED FACILITY using GAIN
TECHNOLOGY.
B.       LIMITATIONS OF LICENSE
         Nothing in this Agreement shall be construed as:
         1. A warranty or representation by MELEA as to the validity or scope of any LICENSED PATENT; or
         2. A warranty or representation that the practice or use of GAIN TECHNOLOGY, or any plastic molded product produced, under this Agreement is or will be free from infringement of patents or other claims of third parties; or
         3. A requirement that MELEA shall file any patent application, secure any patent or maintain any patent in force: or
         4. An obligation to bring or prosecute actions or suits against third parties for infringement; or
         5. Licensing use of GAIN TECHNOLOGY for any equipment other than that at the LICENSED FACILITY; or
         6. Conferring rights to export PRODUCTS to other territories for which such export is forbidden.
C.       RIGHTS TO IMPROVEMENTS
         Any improvements to the GAIN TECHNOLOGY made by the COMPANY or jointly at the COMPANY's facility with MELEA shall be the sole

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property of MELEA. If any patents result from this development work, such patents shall be solely owned by MELEA and the COMPANY shall be automatically granted a license for any such new patents under this Agreement.
D.       EXISTING PATENTS
         If any patents or patent applications concerning gas-assisted injection molding technology are owned by the COMPANY before execution of this Agreement, MELEA shall be granted a royalty-free transferable license including the right to grant sub-licenses for the life of such patents.

               ARTICLE III -- TECHNICAL ASSISTANCE AND COOPERATION

A.       TRAINING
         MELEA agrees to use its best efforts to make available technical personnel who will provide training of the COMPANY's personnel at the LICENSED FACILITY for a reasonable number of days to be determined by MELEA at a charge of Eight Hundred US Dollars ($US 800.00) per day to the COMPANY. The COMPANY will pay any travel or other related expenses of such personnel. It is agreed that MELEA does not assume responsibility, nor shall it be liable for any injury which may occur to any person, or damage to any property, during any training period or otherwise.

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B.       COOPERATION
         MELEA agrees to make available to the COMPANY from time to time upon reasonable request KNOW-HOW to assist the COMPANY in utilizing this license.

                             ARTICLE IV -- PAYMENTS

A.       ROYALTY TERMS
         The COMPANY agrees to pay MELEA royalties in the amount set forth on Schedule D attached. The COMPANY, however, shall be relieved of paying any royalties if all the LICENSED PATENTS are held invalid by a court of final jurisdiction.
B.       PAYMENTS
         All payments made to MELEA herein shall be in O.S. Dollars deposited by wire transfer within ten (10) days of the date of this Agreement and on each anniversary of this Agreement to the bank designated by METFA. A facsimile of such wire transfer "hall be sent to MELEA on the same day after deposit is made. The COMPANY will receive credit for only payments actually received by MEIEA in the designated account.
C.       RECORDS AND REPORTS
         The COMPANY shall keep records in sufficient detail to allow it to report to MELEA on its net sales in conformity with the reporting requirements established by MELEA. Each annual royalty payment shall be accompanied by a report of net sales utilizing the format required by MELEA. Further, the COMPANY shall complete the

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report attached as Schedule E for each applicable sold and submit it to MELEA prior to the production of any PRODUCTS from such mold. MELEA shall also have the right to have its duly authorized representative examine such records of the COMPANY necessary to verify the accuracy of the sales reports made by the COMPANY. In addition, MELEA shall have the right to inspect during normal business hours the LICENSED FACILITY and the PRODUCTS manufactured in such facility.

                          ARTICLE V -- CONFIDENTIALITY
         The COMPANY agrees to keep confidential all proprietary information relating to GAIN TECHNOLOGY to the same extent that it protects its own proprietary and confidential material. Further, the COMPANY agrees to reveal such information only to such persons and to such extent as may be required to permit the COMPANY to utilize such information for its benefit in practicing the license granted herein. These obligations do not apply to information that is generally available to the public from another source, is lawfully acquired from a source that is not a party to this Agreement, or is lawfully in the possession of the COMPANY prior to disclosure by MELEA in written or other recorded form.


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                       ARTICLE VI -- TERM AND TERMINATION

A.       TERM
         This Agreement, unless terminated earlier as provided below, shall continue for a period of five (5) years from the date it is entered into, or until the expiration of the last-to-expire LICENSED PATENTS covered by this agreement, whichever is later.
B.       TERMINATION
         1.       BY MELEA
                  a.       Breach by the COMPANY
                  In the event of a material breach of any of the terms of this Agreement by the COMPANY, MELEA shall have the right to give the COMPANY written notice of any such breach, and, if the breach is not cured by the COMPANY within a period of thirty (30) days commencing with receipt of such notice, then MELEA shall have the right to terminate this Agreement by written notice to the COMPANY without waiving any rights accrued prior to termination. Material breach shall include, but not be limited to, unauthorized disclosure or use of MELEA's confidential information and nonpayment of money due to MELEA.
                  b.       Receivership, Liquidation or Bankruptcy
                  This Agreement will immediately terminate upon the appointment of a receiver or liquidator for, or the liquidation of, all or any portion of the COMPANY's assets, the adjudication of the COMPANY as a bankrupt or an assignment by the COMPANY for the benefit of its creditors.

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         2.       BY THE COMPANY
                  a.       Breach by MELEA
                  In the event of a material breach of any of the terms of this Agreement by MELEA, the COMPANY shall have the right to give MELEA written notice of any such breach, and if the breach is not cured by MELEA within a period of thirty (30) days commencing upon receipt of such notice, then the COMPANY shall have the right to terminate this Agreement by written notice to MET FA without waiving any rights accrued prior to termination.
                  b.       Notice
         The COMPANY shall have the right to terminate this Agreement on any anniversary thereof after the fourth year by giving MELEA six (6) months advance written notice of its intention to terminate.
                  c.       Procedure on Termination
         Upon termination, the COMPANY will immediately discontinue all production and delivery of any PRODUCTS and cease use of the KNOW-HOW, and at MELEA's request, promptly return to MELEA all documents and things including copies containing or embodying KNOW--HOW and certify to MELEA that all such documents and things have been returned.


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               ARTICLE VII -- DISPUTE RESOLUTION AND GOVERNING LAW

A.       DISPUTE RESOLUTION
         The parties agree that any claim based on a controversy arising out of or relating to this Agreement shall be brought in the U.S. District Court for the Eastern District of Michigan and the parties consent to the jurisdiction of such Court.
B.       LIMITATION OF REMEDIES
         Any award against MELEA cannot exceed one-half of any royalty payments made to MELEA the previous one year period before notice to MELEA of any dispute.
C.       GOVERNING LAW
         This Agreement shall be governed as to all matters including validity, construction and performance, by the laws of the State of Michigan, U.S.A.

                          ARTICLE VIII -- OTHER MATTERS

A.       ASSIGNMENT
         This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties; provided, however, it shall not be assigned by the COMPANY without the prior written consent of MELEA, which consent shall not be unreasonably withheld.
B.       NOTICES
         1. Any notice, order or communication to be given or made under the Agreement shall be made in writing in the English

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language and delivered personally by hand or transmitted by cable, telex, facsimile or registered air mail addressed to the following address of each party or such changed address as shall be given by written notice:

                         If to MELEA:

                         MELEA Limited
                         PO Box 239
                         Suites 2 & 3 Gibralter Heights
                         215 Main Street
                         Gibralter

                         with copy to:

                         GAIN Technologies
                         6400 Sterling Drive North
                         Sterling Heights, MI 48312
                         Fax: (810) 826-8906
                         ATTN: Jon Erikson

                         If to the COMPANY:

                         AB PLASTICS CORPORATION
                         15730 South Figueroa Street
                         Gardena, CA 90248
                         ATTN: Mr. Bob Adams
                         FAX: (310) 324-8287

         2. Notice, order or communication shall be deemed to have been received:
                  a.       If delivered by hand: at time of delivery.
                  b.       If sent by telex: at time of transmission.
                  c. If sent by facsimile: at time of transmission. The original copy shall be sent by air mail.
                  d. If sent by mail: ten (10) business days after the date of mailing.


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         Wherever possible, facsimile will be used to expedite communication between the COMPANY and MELEA.
C.       NOTICE OF PATENTED PROCESS
         The COMPANY agrees that it will include on any of it's blue prints or engineering drawings, or engineering specifications for PRODUCTS the following:
         "NOTE: This gas assisted injection molded part may embody a patented or proprietary process which requires a license from MELEA Limited for their "GAIN TECHNOLOGY" process prior to manufacture under the following patents:

          U.S.P.N.   4,101,617       4,781,554       4,750,409
                     4,830,812       4,855,094       4,913,644
                     4,942,006       4,943,407       4,944,910
                     4,848,547       5,028,377       5,032,345
                     5,069,858       5,069,859       5,098,637
                     5,114,660       5,137,680       5,110,535
                     5,131,226       4,555,225       4,474,717

D.       NOTICE OF THIRD PARTY ACTIVITY
         The COMPANY shall immediately notify MELEA in writing as to possible infringement by any third party of any of the LICENSED PATENTS, or wrongful taking of any of the KNOW-HOW, and shall provide MELEA with all details and documents as are in its possession relating thereto. If MELEA, at its discretion, elects to take action in respect of such third party activity, then the COMPANY shall, at the request of MELEA, render reasonable

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assistance and shall be reimbursed by MELEA for reasonable expenses incurred by the COMPANY.
E.       DEFENSE OF INFRINGEMENT SUITS
         In the event MELEA or the COMPANY receives from any third party notification that the COMPANY's exercise of GAIN TECHNOLOGY is an infringement of patents controlled by the third party, the party receiving such notice shall promptly notify the other hereto in writing of its receipt of such notice whereupon the following provisions shall become applicable:
         1. The parties hereto shall mutually decide (but if the parties cannot agree on the decision, MELEA shall decide) whether to seek to obtain a license from the third party or whether to defend any suit then filed or thereafter filed by the third party for the alleged infringement.
         2. If suit is filed for infringement, the parties hereto shall mutually decide (but if the parties cannot agree on the decision, the COMPANY shall decide) upon the selection of patent trial counsel for the responsibility and conduct of the defense in such suit.
         3. The legal expenses incurred by reason of all third party infringement allegations shall be shared by MELEA and the COMPANY according to the following schedule:


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LEGAL EXPENSES                       COMPANY                      MELEA
-------------------------------------------------------------------------------

Up to 1/2 of previous year's           50%                         50%
royalties

In excess of 1/2 of previous           100%                        ---
year's royalties


         4. Anything in the above to the contrary notwithstanding, it is understood and agreed that in the event of such notification of infringement, the COMPANY shall, prior to entering into any agreement or taking any action in any litigation, notify MELEA in writing of its intentions in this regard. If MELEA within sixty (60) days after receiving such notification and details, notifies the COMPANY in writing that MEIEA will defend, at its own expense, and indemnify and hold harmless the COMPANY with respect to the claim of the third party of such infringement, then the COMPANY shall relinquish control thereof, in favor of MEIEA. The COMPANY shall thereafter cooperate with MEIEA in the prosecution of this suit, and it is agreed that the COMPANY shall bear its own costs and expenses in connection with the suit.
F.       NON-INTERFERENCE OF PATENT APPLICATIONS
         In the event that the COMPANY shall commence any proceeding, such as by formal opposition, challenging the validity or enforceability of any patent, or the patentability of any application of MELEA'S anywhere in the world, such conduct shall be cause for termination of this Agreement at the option of MELEA.

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G.       SEVERABILITY
         The parties agree that if any term, provision or part of this Agreement is illegal or invalid, such illegality or invalidity shall not invalidate this entire Agreement, but this Agreement shall be construed as if it did not contain the offending term, provision or part and the rights and obligation of the parties hereto shall be construed and enforced accordingly.
H.       SOLE AGREEMENT OF THE PARTIES
         There are no agreements or understandings between the parties, either oral or in writing, with respect to the LICENSED PATENTS, and this Agreement can only be amended or modified in a writing signed by both parties. The terms and conditions of this Agreement shall supersede those of any purchase order or other agreement issued by the COMPANY for this license.
         IN WITNESS WHEREOF, the parties hereto have hereunto set their signatures as of the day and year written below.

MELEA LIMITED                       AB PLASTICS CORPORATION

By: /s/ Signature                   By: /s/Robert J. Adams
   ------------------------            ---------------------------
Its: Director                       Its: Vice President
    -----------------------             --------------------------
Date: 02/05/94                      Date: May 1, 1994
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